UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2020

Herbalife Nutrition Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands	KY1-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29 2020, Herbalife Nutrition Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”) and HLF Financing, Inc. (the “Co-Issuer” and, together with the Company, the “Issuers”) issued $600 million aggregate principal amount of 7.875% Senior Notes due 2025 (the “Notes”) to certain initial purchasers (the “Offering”). The Notes were offered and sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes are governed by an indenture, dated as of May 29, 2020, among the Issuers, certain subsidiaries of the Company party thereto as guarantors and MUFG Union Bank, N.A., as trustee (the “Indenture”).

The Notes will bear interest at a rate of 7.875% per year payable semiannually in arrears in cash on March 1 and September 1 of each year, beginning on March 1, 2021. The Notes will mature on September 1, 2025.

At any time prior to September 1, 2022, the Issuers may redeem all or part of the Notes at a redemption price equal to 100% of their principal amount, plus a “make whole” premium as of the redemption date, and accrued and unpaid interest (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In addition, at any time prior to September 1, 2022, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 107.875%, plus accrued and unpaid interest. Furthermore, at any time on or after September 1, 2022, the Issuers may redeem all or part of the Notes at the following redemption prices, expressed as percentages of principal amount, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2022	103.938%
2023	101.969%
2024 and thereafter	100.000%

The Indenture contains customary negative covenants, including, among other things, limitations or prohibitions on restricted payments, incurrence of additional indebtedness, liens, mergers, asset sales and transactions with affiliates. In addition, the Indenture contains customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the complete text of the Indenture, which includes the form of the Note, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01.	Other Events.

On May 29, 2020, the Company issued a press release announcing the closing of the Offering.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of May 29, 2020 among Herbalife Nutrition Ltd., HLF Financing, Inc., the guarantors party thereto and MUFG Union Bank, N.A., as trustee.

4.2	Form of Global Note for 7.875% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1 hereto).

99.1	Press Release issued by Herbalife Nutrition Ltd. on May 29, 2020.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on May 29, 2020 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

May 29, 2020	By:	/s/ HENRY C. WANG
	Name:	Henry C. Wang
	Title:	EVP, General Counsel and Corporate Secretary